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                                                                    Exhibit 21.1


                               Koo Koo Roo, Inc.

                        Subsidiaries of the Registrant
                        ------------------------------


     Name of Subsidiary*                % Owned          State of Incorporation
     -----------------------------      -------          ----------------------

     Arrosto Coffee Company, Inc.         100%               California

     Color Me Mine, Inc.                   90%               California

     Color Me Mine Franchising, Inc.       (1)               California

     The Hamlet Group, Inc.               100%               California

     HH of Virginia, Inc.                  (2)               Virginia

     HH of Maryland, Inc.                  (2)               Maryland


     * Insignificant subsidiaries have been omitted

     ----------------------------


     (1)  100% owned subsidiary of Color Me Mine, Inc.

     (2)  100% owned subsidiaries of The Hamlet Group, Inc.